EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-149883, 333-196064, 333-218467, 333-258131, 333-272677, and 333-281554) of our report dated March 24, 2026, relating to the consolidated financial statements of VirnetX Holding Corporation (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Farber Hass Hurley LLP

Chatsworth, California
March 24, 2026